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77Q(1)(e):  Copies of any new or amended Registrant investment advisory contracts

                                             FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of January 1, 2006 by GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM") and GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL ("GSAMI" and, together with GSAM, the "Advisers").

                  WHEREAS, Goldman Sachs Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, GSAM serves as the investment adviser to the Balanced, Structured Large Cap Value, Growth and Income, Structured International Equity, Structured U.S. Equity, Structured Large Cap Growth, Large Cap Value, Strategic Growth, Research Select, Concentrated Growth, Structured Small Cap Equity, Mid Cap Value, Small Cap Value and Growth Opportunities Funds of the Trust and GSAMI serves as the investment adviser to the Asia Equity, European Equity, International Equity, Japanese Equity, Emerging Markets Equity and International Small Cap Funds of the Trust (each a "Fund"), pursuant to a Management Agreement dated April 30, 1997, as amended, and a related Assumption Agreement by and between Goldman, Sachs & Co. and GSAM (together, the "Management Agreement");

                  WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Management Agreement for the Funds; and

                  WHEREAS, the Advisers represent that the quality and quantity of their services under the Management Agreement will not be affected by this commitment and that their obligations under the Management Agreement will remain unchanged in all respects.

                  NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Management Agreement for the Funds as follows:

                  For all services to be rendered and payments made pursuant to the Management Agreement, the Trust on behalf of the respective Funds will pay to GSAM or GSAMI, as applicable, each month a fee at an annual rate equal to the percentages of the average daily net assets of each Fund considered separately as set forth on Annex A hereto. The "average daily net assets" of each Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and regulations promulgated thereunder.

2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Management Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

3. This Fee Reduction Commitment shall be attached to and made a part of the Management Agreement.

4. The Management Agreement shall continue in full force and effect as modified hereby.


                  IN WITNESS WHEREOF, GSAM and GSAMI have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                       GOLDMAN SACHS ASSET MANAGEMENT, L.P.

Attest: _/s/ Deborah A. Farrell        By:      _/s/ Howard B. Surloff         _
         ------------------------                 ------------------------------
                                                      (Authorized Officer)

                                       Name:      ________________________

                                       Title      ________________________


                                        GOLDMAN SACHS ASSET
                                        MANAGEMENT INTERNATIONAL

Attest: _/s/ Deborah A. Farrell         By:        _/s/ Howard B. Surloff      _
         ------------------------                ------------------------------
  (Authorized Officer)

                                        Name:      ________________________

                                        Title      ________________________

Accepted and Agreed as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST

By:        _/s/ Howard B. Surloff         _
            ------------------------------

Name:      _____________________

Title:     _____________________

                                                  Amended Annex A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management/Goldman Sachs Funds Management, L.P./Goldman Sachs Asset Management, L.P.*

                                                                  Annual Rate
Goldman Sachs Emerging Markets Debt Fund(11)                               0.80%
Goldman Sachs country-regionplaceU.S. Mortgages Fund(12)                   0.40%
Goldman Sachs Investment Grade Credit Fund(12)                             0.40%
Goldman Sachs Government Income Fund                                       0.65%
Goldman Sachs Municipal Income Fund                                        0.55%
Goldman Sachs High Yield Fund                                              0.70%
Goldman Sachs High Yield Municipal Fund(8)                                 0.55%
Goldman Sachs Enhanced Income Fund(9)                                      0.25%
Goldman Sachs California Intermediate AMT-Free Municipal Fund(16) 0.45% on first
                                                                  $1 billion
                                          0.41% over $1 billion up to $2 billion
                                                          0.39% over $2 billion
Goldman Sachs New York Intermediate AMT-Free Municipal Fund(16) 0.45% on first
                                                                     $1 billion
                                          0.41% over $1 billion up to $2 billion
                                                          0.39% over $2 billion
Goldman Sachs Tennessee Municipal Fund(17)             0.45% on first $1 billion
                                          0.41% over $1 billion up to $2 billion
                                                          0.39% over $2 billion
Goldman Sachs Balanced Fund                                                0.65%
Goldman Sachs Growth and Income Fund                                       0.70%
Goldman Sachs CORE Large Cap Value Fund(4)                                 0.60%
Goldman Sachs CORE Large Cap Growth Fund                                   0.75%
Goldman Sachs CORE Small Cap Equity Fund(1)                                0.85%
Goldman Sachs CORE International Equity Fund(1)                            0.85%
Goldman Sachs CORE Tax -Managed Equity Fund(7)                             0.75%
Goldman Sachs Mid Cap Value Fund                                           0.75%
Goldman Sachs Small Cap Value Fund                                         1.00%
Goldman Sachs Real Estate Securities Fund(1)                               1.00%
Goldman Sachs Strategic Growth Fund(5)                                     1.00%
Goldman Sachs Growth Opportunities Fund(5)                                 1.00%
Goldman Sachs Tollkeeper Fund(6)                                           1.00%
Goldman Sachs Large Cap Value Fund(8)                                      0.75%
Goldman Sachs Research Select Fund(9)                                      1.00%
Goldman Sachs Concentrated Growth Fund(10)                                 1.00%
Goldman Sachs CORE country-regionplaceU.S. Equity Fund                     0.75%
Goldman Sachs Capital Growth Fund                                          1.00%
Goldman Sachs Small/Mid-Cap Growth Fund(14)        1.00% on the first $2 billion
                                                          0.90% over $2 billion
Goldman Sachs U.S. Equity Dividend and Premium Fund(15)   0.75% on the first $1
billion
                                         0.68% over $1 billion up to $2 billion
                                                          0.65% over $2 billion
Goldman Sachs Structured U.S. Equity Flex Fund(18) 1.00% on the first $2 billion
                                                           0.90% over $2 billion
Goldman Sachs-Financial Square Prime Obligations Fund                     0.205%
Goldman Sachs-Financial Square Money Market Fund                          0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund                  0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund                  0.205%
Goldman Sachs-Financial Square Government Fund                            0.205%
Goldman Sachs-Financial Square Federal Fund                               0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund                 0.205%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund                                           0.90%
Goldman Sachs International Equity Fund                                    1.00%
Goldman Sachs Emerging Markets Equity Fund                                 1.20%
Goldman Sachs placeAsia Growth Fund                                        1.00%
Goldman Sachs International Growth Opportunities Fund(2)                   1.20%
Goldman Sachs Japanese Equity Fund(2)                                      1.00%
Goldman Sachs European Equity Fund(3)                                      1.00%
Goldman Sachs International Real Estate Securities Fund(19) 1.05% on the first
                                                                     $2 billion
                                                           0.95% over $2 billion
Goldman Sachs Structured International Equity Flex Fund(18) 1.10% on the first
                                                                      $2 billion
                                                           0.99% over $2 billion
Goldman Sachs BRIC Fund(19)                                1.30% on the first $2
                                                            billion
                                                           1.17% over $2 billion



Goldman Sachs Asset Management, L.P. and
Goldman Sachs Asset Management International

Goldman Sachs Global Currency Fund(13)             1.00% on the first $2 billion
                                                           0.90% over $2 billion

PURSUANT TO AN EXEMPTION FROM THE COMMODITIES FUTURES TRADING COMMISSION ("CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OR COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.





*Note: Some Annual Rates have been reduced per Fee Reduction Commitments.
(1) Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting. (2) Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting.
(3) Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting. 4 Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting.
5 Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting. 6 Please note that the Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting. 7 Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting.
8 Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting.
(9) Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Income Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting 10 Please note that the Concentrated Growth Fund was approved at the August 1, 2002 Goldman Sachs Trust Board Meeting.
11 Please note that the Emerging Markets Debt Fund was approved at the July 31, 2003 Goldman Sachs Trust Board Meeting. 12 Please note that the U.S. Mortgages Fund and Investment Grade Credit Fund were approved at the October 30, 2003 Goldman Sachs Trust Board Meeting.
13 Please note that the Global Currency Fund was approved at the February 10, 2005 Goldman Sachs Trust Board Meeting. 14 Please note that the Small/Mid-Cap Growth Fund was approved at the May 12, 2005 Goldman Sachs Trust Board Meeting. 15 Please note that the U.S. Equity Dividend and Premium Fund was approved at the June 16, 2005 Goldman Sachs Trust Board Meeting. 16 Please note that the California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund were approved at the August 4, 2005 Goldman Sachs Trust Board Meeting. 17 Please note that the Tennessee Municipal Fund was approved at the November 2, 2005 Goldman Sachs Trust Board Meeting.
18 Please note that the Structured U.S. Equity Flex Fund and Structured International Equity Flex Fund were approved at the March 16, 2006 Goldman Sachs Trust Board Meeting. 19 Please note that the International Real Estate Securities Fund and BRIC Fund were approved at the May 11, 2006 Goldman Sachs Trust Board Meeting.